

144
Ruta Nac. 144
ALGODON WINE ESTATES
850 hectares (2.050 acres)
Residential Lots, Vineyard Estates and Private Estancias
From 2.500 mts2 to 2 hectares
20 minutes away from San Rafael Airport
15 minutes away from downtown San Rafael
2,5 hs away from Mendoza city
2,5 hours away from Las Leñas Ski Center
N
ALGODON
WINE ESTATES &
CHAMPIONS CLUB
SAN RAFAEL • MENDOZA
Main Entry
Offices
Staff
Common Area
Lodge
Winery
Horse Trail
Clubhouse
Wine & Golf Village
Vineyard & Equestrian Village
Common Vineyard
Golf Course
Desert & Vineyard Village
- Golf Course & Driving Range
- Tennis Center
- Club House & Restaurant
- Boutique Winery
- Vineyards
- Wine & Olive Oil Production
- Horse Riding Circuits
- Equestrian Residential Villa
- Entrance Control & Surveillance
- Concierge Service For Owners
- Home Constructoin Service
- Property Administration
N
DESARROLLO FASE 1
DESARROLLO TOTAL
www.AlgodonWineEstates.com

Azcona Vega arquitectos

BORMIDA & YANZON ARQUITECTOS

ARGENTINA

Mendoza RN 144, Km 674, C. Benegas, (5.603) San Rafael, Arg. / Tel: +54 (260) - 4429 020 / C+54 9 (260) 4404 594

USA

New York 135 Fifth Avenue, 10th Floor, New York, NY 10010, Tel: + 1 (212) 739 7700